BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150223403-22
Barbara K. Cegavske	Filing Date and Time
Secretary of State	05/15/2015 3:02 PM
State of Nevada	Entity Number
	E0245082015-4

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Birdbill, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: VCorp Services, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 500,000,000 Par value per share: $ .001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Ying Wai Leung (Name) 2 Kai Hing Road (Street Address) Kowloon Bay, Hong Kong (City) State Zip Code 2) Name: Street Address: City: State: Zip Code:
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Ying Wai Leung (Name) **X** 梁英威 (Incorporator Signature) 2 Kai Hing Road (Address) Kowloon Bay, Hong Kong (City) State Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* **X** [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date: 5/15/15

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

BIRDBILL, INC.

The undersigned, being the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of

hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, does hereby adopt and make the following Articles of Incorporation:

ARTICLE I - NAME

The name of the corporation (hereinafter called the "Corporation") is "Birdbill, Inc."

ARTICLE II - DURATION

The Corporation shall have perpetual existence.

ARTICLE III - REGISTERED AGENT/LOCATION

The name of the Corporation's resident agent in the VCorp Services, LLC.

ARTICLE IV - PURPOSES AND POWERS

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in and conduct any lawful business, activity or enterprise for which corporations may be organized under the Nevada Revised Statutes, as amended or supplemented from time to time (the "NRS").

ARTICLE V - CAPITALIZATION

The aggregate number of shares which this Corporation shall have authority to issue is 500,000,000 shares of common stock of a par value of one mill ($0.001) per share. Shareholders shall not have pre-emptive rights to acquire unissued shares of common stock of the Corporation; nor shall shareholders be entitled to vote cumulatively for the election of directors of the Corporation.

ARTICLE VI - BOARD OF DIRECTORS

The Corporation shall be governed by a Board of Directors that consists of not less than one director nor more than five directors.

ARTICLE VII - INCORPORATOR

The name and address, either residence or business, of the incorporator signing these

Name	Address
Ying Wai Leung	2 Kai Hing Road Kowloon Bay, Hong Kong

ARTICLE VIII - CONTROL SHARES ACQUISITIONS

The Corporation expressly opts out of, or elects not to be governed by the "Acquisition of Controlling Interest" provisions contained in NRS Sections 78.378 through 78.3793, inclusive, all as permitted under NRS Section 78.378(1).

ARTICLE IX - COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation expressly opts out of, and elects not to be governed by the "Combinations with Interested Stockholders" provisions contained in NRS Sections 78.411 through 78.444, inclusive, all as permitted under NRS Section 78.434.

ARTICLE X - ELIMINATING PERSONAL LIABILITY

The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

ARTICLE XI - INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by the NRS, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XII - AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by NRS, and all rights conferred upon shareholders herein are granted subject to this reservation.

To the full extent permitted under the NRS, the Board of Directors shall also have the

Articles of Incorporation.

ARTICLE XIII - BYLAWS

Bylaws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the NRS and subject to shareholders' rights to alter, amend or repeal the Bylaws under the NRS.

ARTICLE XIV - CONFLICTS OF INTEREST

To the full extent contemplated by the NRS, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

ARTICLE XV - RE-CAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES

The Board of Directors, without the consent of shareholders, may adopt any re-capitalization affecting the outstanding securities of the Corporation by effecting forward or reverse splits of all of the outstanding securities of the Corporation, pro rata, with appropriate adjustments to the Corporation's capital accounts, provided that the re-capitalization does not require any amendment to the Articles of Incorporation of the Corporation.

ARTICLE XVI - AUTHORITY OF BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate. This provision shall not abrogate the rights of

shareholders to otherwise change the name of the Corporation by amending the Corporation's Articles of Incorporation in the manner prescribed in the NRS.

IN WITNESS WHEREOF, the undersigned Incorporator hereby executes these Articles of Incorporation of **Birdbill, Inc.**, a Nevada corporation, on this 15th day of May, 2015.

____

Incorporator

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **BIRDBILL, INC.**, did on May 15, 2015, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 18, 2015.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Angela Warwick
Certificate Number: C20150518-0256
You may verify this certificate online at **http://www.nvsos.gov/**